EXHIBIT 99.1

Terra Tech Corp. Reports First Quarter 2021 Financial Results

SANTA ANA, Calif., May 17, 2021 (GLOBE NEWSWIRE) -- Terra Tech Corp. (OTCQX:TRTC) ("Terra Tech" or the "Company") today reported its financial results for the quarter ended March 31, 2021.

Frank Knuettel, Chief Executive Officer of Terra Tech, stated, “On the operations side, we have continued to make improvements and see gains in our existing operations. With revenues of $5.1 million in the first quarter of 2021, we recorded our largest quarter of revenues since the fourth quarter of 2019, registering revenue growth of approximately 41.7% over the fourth quarter of 2020.

“As part of this revenue growth, we have seen consistent month over month revenue gains at both of our dispensaries. Since we reopened our Oakland facility in October 2020, we have seen average monthly sales growth of 15.6% per month and in April, recorded the highest revenue month at our Oakland dispensary since February 2020. Similarly, at our San Leandro dispensary, since we reopened in July 2020, we have seen average monthly sales growth of 14.0% per month, and in April, we recorded the highest revenue month at our San Leandro dispensary since December 2019.”

Knuettel continued, “On the other side of the ledger, expenses, we have continued to review our operations and drive appropriate cost reductions. Fortunately, I believe our most challenging days now lay behind us. Since I recently took over the CEO role, we have been hard at work positioning the company for what we believe is a very opportunistic future, including our recent announcement that we had entered into a transaction to acquire Unrivaled. We expect this mutually beneficial transaction will lead to immediate scale, driven by strong brands and revenue growth.”

Financial Update

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For the quarter ended March 31, 2021, we generated revenues from continuing operations of approximately $5.1 million, compared to approximately $4.1 million for the quarter ended March 31, 2020, an increase of $1.1 million or 26.3%.The increase was driven by an $800k increase in production revenue and a $450k increase in cultivation revenue, partially offset by a decrease in dispensary revenue.

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Terra Tech's gross profit for the quarter ended March 31, 2021 was approximately $2.4 million, compared to a gross profit of approximately $2.3 million for the quarter ended March 31, 2020, an increase of $0.1 million. Our gross margin for the quarter ended March 31, 2021 was approximately 47.5%, compared to approximately 57.4% for the quarter ended March 31, 2020.

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Selling, general and administrative expenses for the quarter ended March 31, 2021 were approximately $14.1 million, compared to approximately $8.5 million for the quarter ended March 31, 2021, an increase of $5.6 million or 65.4%. This increase was largely driven by one-time restructuring expenses in the quarter ended March 31, 2021 in the total amount of $9.0 million.

•	We reported a net loss of $12.1 million, or $0.05 per share, for the quarter ended March 31, 2021; compared to a net loss of $17.3 million, or $0.11 per share for the quarter ended March 31, 2021.

•	We had $1.2 million in cash as of March 31, 2021, compared with $946 thousand as of March 31, 2020.

•	Stockholders' equity for the period ended March 31, 2021 amounted to approximately $63.7 million compared to approximately $70.1 million as of March 31, 2020.

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The Company will host a conference call at 4:30 p.m. Eastern Time on Monday, May 17, 2021 to discuss its financial results and business highlights.

Interested parties may listen to the call by dialing:

Toll-Free: 1-877-300-8521

Toll / International: 1-412-317-6026

Conference ID: 10156415

The conference call will also be available via a live, listen-only webcast and can be accessed through the Investor Relations section of Terra Tech’s website at www.terratechcorp.com

Securities Disclosure

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of the Company's securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Terra Tech

Terra Tech is a vertically integrated company focused on the cannabis sector with operations in California and Nevada. In California, Terra Tech operates two dispensaries and a cultivation facility and has two additional cultivation facilities and a dispensary under development. In Nevada, by way of a joint venture, Terra Tech operates a cultivation and manufacturing facility.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Terra Tech undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as "anticipates," "believes," "plans," "expects," "projects," "future," "intends," "may," "will," "should," "could," "estimates," "predicts," "potential," "continue," "guidance," and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as additional risks and uncertainties we face, are identified and more fully discussed in the "Risk Factors" section of Terra Tech's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Terra Tech as of the date of this release. Terra Tech undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact
Jason Assad
LR Advisors LLC.
Jassad@terratchcorp.com
678-570-6791

For media inquiries:
Nic Johnson
Russo Partners
nic.johnson@russopartnersllc.com
303-482-6405

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TERRA TECH CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except Shares)
	March 31,	December 31,
	2021	2020
	(Unaudited)
ASSETS

Current Assets:
Cash	$1,243	$888
Accounts receivable, net	1,300	835
Short Term investments	40,256	34,045
Inventory	2,354	1,602
Prepaid expenses and other assets	628	234
Current assets of discontinued operations	1	2

Total current assets	45,782	37,606

Property, equipment and leasehold improvements, net	31,641	32,480
Intangible assets, net	7,522	7,714
Goodwill	6,171	6,171
Other assets	12,844	13,040
Investments	330	330
Assets of discontinued operations	2,927	2,953

TOTAL ASSETS	$107,217	$100,294

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Current liabilities:
Accounts payable and accrued expenses	$9,869	$8,621
Short-term debt	12,746	8,033
Current liabilities of discontinued operations	9,782	9,768

Total current liabilities	32,397	26,422

Long-term liabilities:
Long-term debt, net of discounts	3,532	6,632
Long-term lease liabilities	7,592	8,082
Long-term liabilities of discontinued operations	-	28
Total long-term liabilities	11,124	14,742

Total liabilities	43,521	41,164

STOCKHOLDERS’ EQUITY:
Preferred stock, convertible series A, par value 0.001:	-	-
0 and 100 shares authorized as of March 31, 2021 and December 31, 2020; 0 and 8 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively.
Preferred stock, convertible series B, par value 0.001:	-	-
0 and 41,000,000 shares authorized as of March 31, 2021 and December 31, 2020; 0 shares issued and outstanding as of March 31, 2021 and December 31, 2020.
Common stock, par value 0.001:	256	218

990,000,000 shares authorized as of March 31, 2021 and December 31, 2020; 235,491,198 shares issued and 233,182,790 shares outstanding as of March 31, 2021; 196,512,867 shares issued and 194,204,459 shares outstanding as of  December 31, 2020.

Additional paid-in capital	290,225	275,060
Treasury Stock (2,308,408 shares of common stock, 12 shares of Preferred Stock Convertible Series A)	(808)	(808)
Accumulated deficit	(230,822)	(219,803)

Total Terra Tech Corp. stockholders’ equity	58,851	54,667
Non-controlling interest	4,845	4,463

Total stockholders’ equity	63,696	59,130

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$107,217	$100,294

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TERRA TECH CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except for shares and per-share information)

	Three Months Ended
	March 31,
	2021	2020

Total revenues	$5,112	$4,047
Cost of goods sold	2,680	1,723

Gross profit	2,432	2,324

Selling, general and administrative expenses	14,138	8,541
Impairment of assets	-	5,120
(Gain) / Loss on sale of assets	-	(35)

Loss from operations	(11,706)	(11,302)

Other income (expense):
Loss on Extinguishment of Debt	(6,161)	-
Interest expense, net	(400)	(902)
Other income/loss	345	65
Unrealized Gain (Loss) on Investments	6,212	-

Total other income (expense)	(4)	(837)

Income (Loss) from continuing operations	(11,710)	(12,139)
Income (Loss) from discontinued operations, net of tax	14	(5,235)

NET INCOME (LOSS)	(11,696)	(17,374)

Less: Income (Loss) attributable to non-controlling interest from continuing operations	382	(44)

NET LOSS ATTRIBUTABLE TO TERRA TECH CORP.	$(12,078)	$(17,330)

Income / ( Loss) from continuing operations per common share attributable to Terra Tech Corp. common stockholders – basic and diluted	$(0.05)	$(0.08)
Net Loss per common share attributable to Terra Tech Corp. common stockholders – basic and diluted	$(0.05)	$(0.11)

Weighted-average number of common shares outstanding – basic and diluted	237,752,273	150,906,135

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